EXHIBIT 10.1

Number: GP- 33 Issue/Revision Date: June 1, 2010
Supersedes Policy: GP-33 dated 01/01/2009 &
WESTMORELAND COAL COMPANY	Previously Issued Letters and Memos

Approved Issuing Officer:

Title: Annual Incentive Plan (AIP)	/s/ Keith E. Alessi

Name: Keith E. Alessi Title: CEO
Title: CEO
POLICY STATEMENT
It is the policy of Westmoreland Coal Company and its subsidiaries, hereinafter collectively “the Company,” to compensate designated employees with annual financial incentives for the accomplishment of key strategic goals and objectives intended to promote financial performance, productivity and safety.
ELIGIBILITY
You are an “Eligible Employee” if you meet all the following conditions:
•	You are an employee designated by the Company to be eligible as per the addendum;

•	You are an active full-time employee of the Company, scheduled to work at least 40 hours per week; and

•	You are employed by the Company on October 1 during the plan year.
PROCEDURES
DETERMINATION AND PAYMENT OF AIP PAYMENTS
The Company measures the accomplishments of our employees based on financial, safety and individual components. The “Targeted Amount” of the incentive is based on a percentage of the employee’s base salary relative to the employee’s position within the Company.
•	Financial Goals — are based on the Company attaining or exceeding its budgeted operating income goals. Financial Goals have a threshold, target, and double target.

•
Safety Goals — are based on the actual Mine Safety & Health Administration (MSHA) Reportable Incident Rate (RIR) for the coal industry (strip mines, preparation plants and independent shops/yards). Safety Goals have a threshold, target, and double target.

•	Individual Goals — are based on achievement of individual objectives.

Title: Annual Incentive Plan (AIP)	No. GP-33	Date Issued: June 1, 2010	Supersedes Policy GP-33 dated 01/01/2009
The components of the Company’s Annual Incentive Plan (“AIP”) — Financial Goals, Safety Goals, and Individual Goals — have different weight and emphasis depending on whether the employee is in Operations or Corporate. Employees have the opportunity to earn more than 100% of their individual goals, based on exemplary performance.
Operations Management
For those eligible employees in Operations, the following guidelines will apply relative to their Annual Incentive Plan:
Financial Goals: The Financial Goal is 40% of Targeted Amount based on the Mine’s/Division’s budgeted Operating Income.
•
Financial Threshold: Financial Threshold is defined as meeting the annual budgeted Operating Income. Fifty percent of the Financial Goal will be paid upon achieving Financial Threshold. Under no circumstances will a payout of the Financial Goal be made if Financial Threshold is not achieved.

•
Financial Target: Financial Target is defined as exceeding Financial Threshold by 7.5%. One hundred percent of the Financial Goal will be paid upon meeting Financial Target. Results that fall between Financial Threshold and Financial Target will result in a prorated calculation between 50% and 100%.

•
Financial Double Target: Financial Double Target is defined as exceeding Financial Threshold by 15%. Two hundred percent of the Financial Goal will be paid upon achieving Financial Double Target. Results that fall between Financial Target and Financial Double Target will result in a prorated calculation between 100% and 200%. 200% is the maximum payout of the Financial Goal even if Financial Double Target is exceeded.

Safety Goals: Thirty percent of Targeted Amount will be based upon achieving the following Safety Goals for each mine.
•
Safety Threshold: Safety Threshold is defined as meeting the annual National MSHA average for Reportable Incident Rate (RIR) for the coal industry (strip mines, preparation plants, and independent shops/yards). Fifty percent of the Safety Goal will be paid upon achieving Safety Threshold. Under no circumstances will a payout of the Safety Goal be made if Safety Threshold is not met.

•
Safety Target: Safety Target is defined as safety experience 25% better than Safety Threshold. One hundred percent of the Safety Goal will be paid upon achieving Safety Target. Results falling between Safety Threshold and Safety Target will result in a prorated calculation between 50% and 100%.

Title: Annual Incentive Plan (AIP)	No. GP-33	Date Issued: June 1, 2010	Supersedes Policy GP-33 dated 01/01/2009
•
Safety Double Target: Safety Double Target is defined as safety experience 50% better than Safety Threshold. Two hundred percent of the Safety Goal will be paid upon achieving Safety Double Target. Results falling between Safety Target and Safety Double Target will result in a prorated calculation between 100% and 200%. Two hundred percent is the maximum payout of the Safety Goal, even if Safety Double Target is exceeded.

Individual Goals: The Individual Goal is 30% of Targeted Amount and will be based on achievement of certain individual goals.
•
The percentage payout will be evaluated on achievement of certain individual goals established between the employee and his/her manager and will be based on the employee’s overall performance evaluation. For the Individual Goal, employees and their manager will select two goals for the purpose of the AIP. These goals should be defined no later than March 31 of each applicable year (or on the employee’s date of hire if later than March 31). All goals should be “SMART” goals in that they are Specific, Measurable, Aligned, Realistic, and Time-bound. The individual goals will require approval by the Company’s Chief Executive Officer (“CEO”) and VP, Human Resources and Administration.

•
The individual goals cannot be related to safety or financial performance. Further, there will be no payout for individual goals if a person is deemed responsible for a material deficiency relative to the Sarbanes-Oxley Act (SOX).

Corporate Management
If an employee is considered to be an eligible corporate employee, the following guidelines will apply relative to their Annual Incentive Plan:
Financial Goals: The Financial Goal is 55% of Targeted Amount based on the corporate budgeted Operating Income.
•
Threshold: Threshold is defined as meeting the annual budgeted Operating Income. Fifty percent of the Financial Goal will be paid upon achieving Threshold. Under no circumstances will a payout of the Financial Goal be made if Threshold is not achieved.

•
Target: Target is defined as exceeding Threshold by 7.5%. One hundred percent of the Financial Goal will be paid upon meeting Target. Results that fall between Threshold and Target will result in a prorated calculation between 50% and 100%.

•
Double Target: Double Target is defined as exceeding Threshold by 15%. Two hundred percent of the Financial Goal will be paid upon achieving Double Target. Results that fall between Target and Double Target will result in a prorated calculation between 100% and 200%. Two hundred is the maximum payout of the Financial Goal even if Double Target is exceeded.

Title: Annual Incentive Plan (AIP)	No. GP-33	Date Issued: June 1, 2010	Supersedes Policy GP-33 dated 01/01/2009
Individual Goals: The Individual Goal is 45% of Targeted Amount and will be based on achievement of certain individual goals.
•
The percentage payout will be evaluated on achievement of certain individual goals established between the employee and his/her manager and will be based on the employee’s overall performance evaluation. For the Individual Goal, employees and their manager will select two goals for the purpose of the AIP. These goals should be defined no later than March 31of each applicable year (or on the employee’s date of hire if later than March 31). All goals should be “SMART” goals in that they are Specific, Measurable, Aligned, Realistic, and Time-bound. The individual goals will require approval by the Company’s CEO and VP, Human Resources and Administration.

•
The individual goals cannot be related to financial performance. Further, there will be no payout for individual goals if a person is deemed responsible for a material deficiency relative to the Sarbanes-Oxley Act (SOX).

PROVISIONS
The following are important Plan terms and conditions:
•
Any incentive or bonus award may be adjusted either up or down at the sole discretion of the Company’s CEO, based upon individual performance and/or other factors regardless of whether it is earned in accordance with this and/or any other document.

•	Awards are capped at two times target for each Financial and Safety goals.

•	All incentive awards granted will be calculated based upon the participant’s base salary earned during the 12 months ending on December 31 of the applicable year.

•
A participant must be employed by the Company on the date the incentive payments are distributed in order to receive any payment under the Plan, except as approved by the Compensation and Benefits (“C&B”) Committee.

•
Incentive award checks will be distributed following completion of the Company’s annual audit and approval of the Company’s C&B Committee, typically at the end of the first quarter of the subsequent year.

•	Taxes, deferrals (401(k)) and distributions that are required to be withheld by federal, state or local or other governmental authority shall be deducted from all payments.

•	Any incentive award for a newly hired or promoted participant will be based upon the base salary earned from their date of hire to December 31.

•	No member of the Board of Directors or the C&B Committee shall be liable for any action taken or determination made in good faith with respect to AIP.

•	Receipt of any portion of the incentive award is subject to all terms and conditions described in this document.

•	Participation in this Plan is neither a contract nor a guarantee of continuing employment.

•	This Plan may be modified, suspended or terminated at any time by the Company.

Title: Annual Incentive Plan (AIP)	No. GP-33	Date Issued: June 1, 2010	Supersedes Policy GP-33 dated 01/01/2009
ADDENDUM

WESTMORELAND COAL COMPANY ANNUAL INCENTIVE PLAN

FOR NON-UNION EMPLOYEES

Grade	Level	Position or Classification	AIP %

		CEO	*

12	1	• Executive VP

		• VP, Coal Operations	50%

11, 12	2	• Chief Financial Officer

		• General Counsel	40%

		• Vice Presidents of a Functional Area

		• Mine Managers

11	3	• Directors of a Functional Area

		• Assistant General Counsel	30%

9, 10	4	Managers of a Functional Area	20%

8, 9	5	Superintendents	15%

		All employees AIP eligible as of June 2010 who do not meet the above guidelines are grandfathered into the plan.	15%

*	To be determined by the Company’s C&B Committee.